EXHIBIT 10.1

Text of Amendment to the Company’s 1998 Employee Qualified Stock Purchase Plan (ESPP)

Section 5(c) of the ESPP is amended in its entirety to read as follows effective as of March 22, 2007:

“(c) Notwithstanding any provision in the Plan to the contrary other than Section 3, each eligible Employee (determined pursuant to Section 3) shall be automatically enrolled in the Offering Period commencing on April 1, 2007, provided that each eligible Employee who is enrolled in an Offering Period that was suspended as of March 31, 2007, shall continue to be enrolled in such Offering Period subject to Section 10. Payroll deductions for each such eligible Employee shall commence as soon as administratively practicable following the date the Company’s Form S-8 registration statement with respect to the issuance of Common Stock under the Plan becomes effective and shall be made at the rate specified in the Employee’s subscription agreement provided that such rate is more than zero percent (0%), subject to any change in subscription rate made pursuant to Section 6(c) and the Employee’s withdrawal from participation in the Plan in accordance with Section 11. An Employee who has not filed a subscription agreement will be entitled to continue to participate in the applicable Offering Period only if the individual submits a subscription agreement authorizing payroll deductions in an amount exceeding zero percent (0%) to the Company’s payroll office (i) no earlier than the date the Company’s Form S-8 registration statement with respect to the issuance of Common Stock under the Plan becomes effective and (ii) no later than two (2) weeks following the effective date of such S-8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). An Employee who fails to submit a subscription agreement during the Enrollment Window or whose subscription rate does not exceed zero percent (0%) will be automatically terminated from participating in the Offering Period in which such Employee is enrolled.”

The last sentence of Section 6(b) of the ESPP is amended in its entirety to read as follows effective as of March 22, 2007:

“Notwithstanding the foregoing, effective for the Exercise Period commencing on April 1, 2007, the Company will, on such terms and conditions as the Company may prescribe, permit a participant to make a payment to his or her account up to the payroll deductions that would have been made during the period of time, if any, beginning on April 1, 2007, and ending on the date subsequent thereto that payroll deductions for such participant for the April 1, 2007, Exercise Period has commenced. Such payment, if administratively feasible, must be made by check or such other means prescribed by the Company within the period of time prescribed by the Company, provided that such period will not extend beyond sixty (60) days from the date that payroll deductions for such participant for the April 1, 2007, Exercise Period has commenced, and must be made in accordance with such other terms and conditions prescribed by the Company.”

Section 6(c) of the ESPP is amended in its entirety to read as follows effective as of March 22, 2007:

“A participant may discontinue his or her participation in the Plan as provided in Section 11, or may increase or decrease the rate of his or her payroll deductions at any time during the Offering Period by completing or filing with the Company a form provided by the Company notifying the payroll office of such withdrawal or reduction of withholding rate; provided, however, that effective for Offering Periods commencing on or after April 1, 2005, a participant may not increase the rate of his or her payroll deductions during an Offering Period. Notwithstanding the foregoing, a participant may increase the rate of his or her payroll deductions during the Enrollment Window (as described in Section 5(c)). The change in rate shall be effective as of the next pay date following receipt of the form or at such other time as the Company and the participant may agree.”